    As filed with the Securities and Exchange Commission on November 12, 1996.
                                             Registration No. ________________

                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549
                                 -------------------
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                                 -------------------
                                 SILICON GRAPHICS, INC.
                (Exact name of registrant as specified in its charter)

                Delaware                               94-2789662
     (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)              Identification Number)

      2011 North Shoreline Boulevard, Mountain View, California 94043-1389
            (Address of principal executive offices and zip code)
                                 -------------------
                            EMPLOYEE STOCK PURCHASE PLAN
                            DIRECTORS' STOCK OPTION PLAN
                              (Full title of the plan)
                                 -------------------
                                  WILLIAM M. KELLY
                    Vice President, General Counsel and Secretary
                               SILICON GRAPHICS, INC.
                          2011 North Shoreline Boulevard
                       Mountain View, California 94043-1389
                                  (415) 960-1980
             (Name, address and telephone number of agent for service)
                                 -------------------
                         Calculation of Registration Fee

===============================================================================
                                                       Proposed
                                    Proposed maximum    maximum     Amount of
Title of Securities   Amount to be   offering price    aggregate   registration
 to be registered    registered (1)   per unit (2)   offering price     fee
-------------------------------------------------------------------------------
Common Stock,           8,800,000
$0.001 par  value         shares      $18.875       $166,100,000    $50,333.33
===============================================================================
(1) Excludes shares reserved under the Registrant's Employee Stock
Purchase Plan and Directors' Stock Option Plan on Form S-8 Registration Statements (Registration Nos. 33-11703, 33-18717, 33-260003, 33-34919,
33-38536, 33-65190 and 33-50999).

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange as of November 6, 1996.

                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information heretofore filed by Silicon Graphics, Inc. (the "Company") with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The description of the Company's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-B filed March 16, 1990 pursuant to Section 12 of the Exchange Act.

     (c) The description of the Company's Preferred Shares Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended on Form 8-A/A, filed November 1, 1995, pursuant to Section 12(b) of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1993, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances.
Article VI of the Bylaws of the Company provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

     In addition, the Company has entered into contractual agreements with each director and certain officers designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


Item 8.  EXHIBITS.

     The following Exhibits are filed as part of, or incorporated by reference into, this Registration Statement:

     4.1 Employee Stock Purchase Plan, as amended and restated as of October 30, 1996.

     4.2* Directors' Stock Option Plan  and form of Stock Option  Agreement
     as amended as of    October 31, 1994.

     5.1  Opinion of counsel as to legality of securities being registered.

     23.1 Consent of Independent Auditors (see page II-7).

     23.2 Consent of Counsel (contained in Exhibit 5.1).

     24.1 Power of Attorney (see page II-5).

     * Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, filed pursuant to
          Section 13 of the Exchange Act.

Item 9.  UNDERTAKINGS

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from  registration   by  means  of  a  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Insofar   as  indemnification  for   liabilities  arising   under  the
Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General

Corporation Law, the Company's Certificate of Incorporation, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Silicon Graphics, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on November 12, 1996.

                                   SILICON GRAPHICS, INC.



                                   By:  /s/ Edward R. McCracken
                                      --------------------------------
                                        Edward R. McCracken
                                        Chairman and Chief Executive
                                        Officer

                                 POWER OF ATTORNEY



     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward R. McCracken, Stanley J. Meresman and William M. Kelly jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant   to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          Signature                       Title                     Date
--------------------------    ---------------------------   ----------------

      Edward R. McCracken        Chairman of the Board      November 12, 1996
--------------------------       and Chief Executive
      Edward R. McCracken        Officer
                                 (Principal Executive
                                 Officer)


      Robert R. Bishop           Chairman of the Board,     November 12, 1996
--------------------------       Silicon Graphics World
      Robert R. Bishop           Trade Corporation and
                                 Director

      Stanley J.  Meresman       Senior Vice President,     November 12, 1996
--------------------------       Finance and Chief
      Stanley J. Meresman        Financial Officer
                                 (Principal Financial
                                 Officer)


      Dennis P. McBride          Vice President,            November 12, 1996
--------------------------       Controller
      Dennis P. McBride          (Principal Accounting
                                 Officer)


      Allen F. Jacobson          Director                   November 12, 1996
--------------------------
      Allen F. Jacobson


      C. Richard  Kramlich       Director                   November 12, 1996
--------------------------
      C. Richard Kramlich

          Signature                       Title                     Date
--------------------------    ---------------------------   ----------------

      Robert A. Lutz             Director                   November 12, 1996
--------------------------
      Robert A. Lutz


      James A. McDivitt          Director                   November 12, 1996
--------------------------
      James A. McDivitt


      Lucille Shapiro            Director                   November 12, 1996
--------------------------
      Lucille Shapiro


      Robert B. Shapiro          Director                   November 12, 1996
--------------------------
      Robert B. Shapiro


      James G. Treybig           Director                   November 12, 1996
--------------------------
      James G. Treybig

                  Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan and the Directors' Stock Option Plan of Silicon Graphics, Inc. of our report dated July 19, 1996 with respect to the consolidated financial statements of Silicon Graphics, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP

Palo Alto, California
November 12, 1996

                             INDEX TO EXHIBITS


 Exhibit No.   Description

 4.1 Employee Stock Purchase Plan, as amended and restated as of October 30, 1996.

 4.2*          Directors' Stock Option Plan and form of Stock
               Option Agreement as amended as of October 31, 1994.

 5.1           Opinion of counsel as to legality of
               securities being registered.

 23.1          Consent of Independent Auditors (see page II-
               7)

 23.2          Consent of Counsel (contained in Exhibit 5.1)

 24.1          Power of Attorney (see page (II-5)

----------------

     * Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, filed pursuant to
          Section 13 of the Exchange Act.